UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Krispy Kreme, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

The accompanying revised proxy card of Krispy Kreme, Inc. for use in connection with the Annual Meeting of Stockholders to be held on June 10, 2026 (the “Annual Meeting”) is being provided solely to revise the description of Proposal No. 5 – the stockholder proposal to be voted on at the Annual Meeting. Other than revising Proposal No. 5, there have been no changes to the text of the proxy materials for the Annual Meeting. Any stockholder who has already voted and wishes to change his or her vote may do so by submitting the revised proxy card.

P.O. BOX 8016, CARY, NC 27512-9903

Your vote matters!

Have your ballot ready and please use one of the methods below for **easy voting**:

Your control number

Have the 12 digit control number located in the box above available when you access the website and follow the instructions.

Krispy Kreme, Inc.

Annual Meeting of Stockholders

For Stockholders of Record as of April 20, 2026

Wednesday, June 10, 2026, 10:00 AM, Eastern Time

Annual Meeting to be held live via the internet - please visit www.proxydocs.com/DNUT for more details

YOUR VOTE IS IMPORTANT!
PLEASE VOTE BY: 10:00 AM, Eastern Time, June 10, 2026.

Internet:
www.proxypush.com/DNUT

- Cast your vote online
- **Have your Proxy Card ready**
- Follow the simple instructions to record your vote

Phone:
1-866-475-0865

- Use any touch-tone telephone
- **Have your Proxy Card ready**
- Follow the simple recorded instructions

Mail:

- Mark, sign and date your Proxy Card
- Fold and return your Proxy Card in the postage-paid envelope provided

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Joshua Charlesworth, Raphael Duvivier, and Atiba Adams (the "Named Proxies"), and each or any of them, as the true and lawful attorneys and proxies of the undersigned, with full power of substitution and revocation, and authorizes them, and any of them, to vote all the shares of capital stock of Krispy Kreme, Inc. (the "Company"), which the undersigned is entitled to vote at the Company's 2026 Annual Meeting of Stockholders and any adjournment or postponement thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment or postponement thereof, conferring authority upon the Named Proxies to vote in their discretion on such other matters as may properly come before the meeting. The undersigned hereby revokes any proxy previously given or executed by the undersigned.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO MARK, SIGN AND DATE THIS PROXY CARD ON THE REVERSE SIDE

Copyright © 2026 BetaNXT, Inc. or its affiliates. All Rights Reserved

Krispy Kreme, Inc. Annual Meeting of Stockholders Please make your marks like this: THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE: FOR EACH DIRECTOR NOMINEE LISTED IN PROPOSAL 1, FOR PROPOSALS 2, 3 AND 4, AND AGAINST PROPOSAL 5 PROPOSAL 1. To elect eight Director nominees to hold office for a one-year term and until his or her successor shall have been elected and qualified; 1.01 Patricia Capel 1.02 Joshua Charlesworth #P3# 1.03 David Deno 1.04 Patrick Grismer 1.05 Bernardo Hees 1.06 David Shear 1.07 Easwaran Sundaram.08 Melissa Werneck 2. To approve an advisory resolution regarding the Company’s executive compensation; 3. To ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for fiscal year 2026; 4. To approve the Amendment and Restatement of the Krispy Kreme, Inc. 2021 Omnibus Incentive Plan; 5. To vote on a stockholder proposal requesting that the Company’s governing documents be amended to replace supermajority voting requirements with simple majority voting requirements; and 6. To transact such other business as may properly come before the 2026 Annual Meeting or adjournment or postponement thereof. BOARD OF DIRECTORS RECOMMENDS YOUR VOTE FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR FOR FOR FOR FOR FOR FOR FOR FOR FOR FOR AGAINST You must register to attend the meeting online and/or participate at www.proxydocs.com/DNUT Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Date Signature (if held jointly) Date